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                                                                       Exhibit 5

                                            October 2, 1997

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland  20817

     Re:  (i)   Lockheed Martin Corporation Retirement Savings Plan for Salaried
                Employees
          (ii)  Lockheed Martin Corporation Operations Support Savings Plan

Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers 575,000 shares of common stock of Lockheed Martin Corporation (the "Corporation") as well as an indeterminate amount of related plan interests for use in connection with the Lockheed Martin Corporation Retirement Savings Plan for Salaried Employees (500,000 shares) and the Lockheed Martin Corporation Operations Support Savings Plan (75,000 shares) (collectively, the "Plans").

     As Associate General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion. Based upon that examination and review, I advise you that in my opinion:

     (i) the Corporation has been duly incorporated, is validly existing and is in good standing under the laws of the State of Maryland; and

     (ii) to the extent that the operation of the Plans results in the issuance of common stock of the Corporation, such common stock has been duly and validly authorized and, when issued in accordance with the terms set forth in the Registration Statement and the Plans, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, nor the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Stephen M. Piper

                                    Stephen M. Piper
                                    Associate General Counsel
                                    Lockheed Martin Corporation

cc:  Frank H. Menaker, Jr.